Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-164366, 333-139236, 333-171649, 333-178159, 333-201419) and Form S-3 (No. 333-203670) of A. Schulman, Inc. of our report dated October 26, 2016 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
October 26, 2016